UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT  (DATE OF EARLIEST EVENT REPORTED):      JANUARY 27, 2006



                        N-VIRO INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                       DELAWARE           0-21802        34-1741211
                   (STATE OR OTHER   (COMMISSION FILE   (IRS EMPLOYER
                   JURISDICTION OF         NUMBER)      IDENTIFICATION
                  INCORPORATION OR                            NO.)
                    ORGANIZATION)


            3450 W. CENTRAL AVENUE, SUITE 328 TOLEDO, OHIO     43606
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02(d)   Election  of  Directors

At a meeting of the Board of Directors on January 27, 2006, the Company elected James H. Hartung of Toledo, Ohio and Timothy Kasmoch of Archbold, Ohio as Class II directors, effective until the Company's next annual meeting to be held in 2006. Mr. Hartung and Mr. Kasmoch have not been appointed to any committees as of the date of this filing. Mr. Hartung and Mr. Kasmoch each hold no other directorships or officer positions in other reporting companies. Mr. Hartung is President and CEO of the Toledo-Lucas County (Ohio) Port Authority, and Mr. Kasmoch is President and CEO of Gardenscape, a bagger and distributor of lawn and garden products. Gardenscape provides trucking services to the Company. Mr. Hartung is the father of Howard E. Hartung, Chief Operating Officer of the Company.


Item  5.03    Amendment  to  Bylaws

     (a) On January 27, 2006, the Board of Directors of the Company amended two sections of the Company's Amended and Restated By-Laws. Article II, Section 5, which previously required either the President or any two of the directors then in office was changed to require either the President, the Chairman of the Board or any four directors then in office to call a special meeting. The second was a change in the definition of quorum contained in Article II, Section
6. Previously a majority of directors then in office constituted a quorum of directors for the conduct of business. The change now defines a quorum as a majority plus one additional director then in office. Both changes to the By-Laws are effective immediately. Attached as Exhibit 3.2 is a copy of the Amended and Restated By-Laws.





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION


Dated:             February 2, 2006               By:       /s/  James K. McHugh
                   ----------------                         --------------------
                                                               James  K.  McHugh
                                                       Chief  Financial  Officer